                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Odetics, Inc. for the registration of 173,859 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated April 29, 1997, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

Orange County, California
November 12, 1997